[LAMSON LETTERHEAD]


LAMSON DUGAN & MURRAY LLP
ATTORNEYS AT LAW

Lamson, Gudgan & Murray Building
10306 Regency Parkway Drive
Omaha, NE 68114

402-397-7300
402-397-7824



                                                                  March 22, 2016


Lincoln Benefit Life Company
1221 "N" Street, Suite 200
Lincoln, NE 68508

     Re:     Variable Universal Life Policies Opinion

Ladies and Gentlemen:

     We have acted as special Nebraska counsel to Lincoln Benefit Life Company, a stock life insurance company domiciled in the State of Nebraska (the "Company"), in connection with the following:

     1. Consultant Variable Universal Life Policy registered with the Securities and Exchange Commission by the Form N-6 Registration Statement filed by the Company, as Registrant;

     2. Consultant SL Variable Universal Life Insurance Policy registered with the Securities and Exchange Commission by the Form N-6 Registration Statement filed by the Company, as Registrant;

     3. Investor's Select Variable Universal Life Insurance Policy registered with the Securities and Exchange Commission by the Form N-6 Registration Statement filed by the Company, as Registrant;

     4. Consultant Accumulator Variable Life Insurance Policy registered with the Securities and Exchange Commission by the Form N-6 Registration Statement filed by the Company, as Registrant;

     5. Total Accumulator Variable Adjustable Life Insurance Policy registered with the Securities and Exchange Commission by the Form N-6 Registration Statement filed by the Company, as Registrant;

     6. Consultant Protector Variable Universal Life Insurance Policy registered with the Securities and Exchange Commission by the Form N-6 Registration Statement filed by the Company, as Registrant.

Lincoln Benefit Life Company
March 22, 2016
Page 2


     The above referred to Registration Statements are hereinafter collectively referred to as the "Registration Statements." The above referenced Variable Life Insurance Policies are hereinafter collectively referred to as the "Policies."

     For  purposes  of  rendering  this opinion, we have examined the following:

     1. The  Registration  Statements;

     2. The  Policies;

     3. Such other corporate documents and records of the Company and such other instruments and certificates of public officials, officers and representatives of the Company and other persons as we have deemed necessary or appropriate for purposes of this opinion.

     We have not conducted any investigation, examination or inquiry of factual matters in rendering the opinions set forth below other than the document examination described herein and our opinion is qualified in all respects by the scope of such document examination.

     In rendering the opinions expressed herein, we have assumed, and express no opinion as to (i) the authenticity and completeness of all documents submitted to us, (ii) the genuineness of all signatures on all documents submitted to us that we examined, (iii) the conformity to authentic originals and completeness of documents submitted to us as certified, conformed or reproduction copies, and
(iv)  the  legal  capacity  of  all  natural  persons  executing  documents.

     We have assumed there was not any fraud, misrepresentation, omission or deceit by any person in connection with the negotiation and execution, delivery and performance of the Policies. We have also assumed the absence of any mutual mistake of fact or misunderstanding, duress or undue influence in the negotiation, execution or delivery of the Policies. We have further assumed there are not any agreements or understandings, written or oral, between and among the Company and another party to the Policies or any waiver of a right or remedy or usage of trade or course of prior dealings among the parties that would define, alter, supplement or qualify the terms of the Policies.

     On the basis of and subject to the foregoing, an in reliance thereon, and subject to the limitations, qualifications, caveats and exceptions set forth below, we are of the opinion that:

     1. The Company is duly organized and existing under the laws of the State of Nebraska and has been duly authorized to do business and to issue the Policies by the Director of Insurance of the State of Nebraska.

     2. The Policies registered by the above Registration Statements when issued will be valid and legally binding obligations of the Company enforceable against the Company in accordance with the terms to the extent, if any, the validity and binding effect and enforceability is governed by the laws of the State of Nebraska.

Lincoln Benefit Life Company
March 22, 2016
Page 3

     Our opinion set forth above is subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization and moratorium laws and other similar laws relating to or affecting creditors' rights or remedies generally, (ii) general equitable principles, whether considered in the proceedings in equity or law, (iii) concepts of good faith, diligence, reasonableness and fair dealing and standards of materiality, (iv) possible judicial action giving effect to foreign laws or foreign governmental or judicial action affecting or relating to the rights or remedies of creditors.

     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Nebraska, as currently in effect, in each case that in our experience are normally applicable to transactions of the type contemplated by the Policies without regard to the particular nature of the business conducted by the Company. We express no opinion with respect to federal securities laws or regulations.

     We hereby consent to the filing of this opinion as an exhibit to the above referenced Registration Statements and to the use of our firm name under the caption "Legal Matters" in the prospectus constituting part of each of the Registration Statements.

                              Very truly yours,

                              LAMSON, DUGAN & MURRAY, LLP


                              /s/Lawrence F. Harr
                              -------------------
                              Lawrence F. Harr
                              FOR THE FIRM